UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Lazard Active ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza
New York, New York 10112

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, par value per share of $0.001, of:
Lazard Emerging Markets Opportunities ETF	NYSE Arca, Inc.	33-2411860
Lazard Equity Megatrends ETF	The NASDAQ Stock Market, LLC	33-2427137
Lazard International Dynamic Equity ETF	NYSE Arca, Inc.	47-3661667
Lazard Japanese Equity ETF	The NASDAQ Stock Market, LLC	33-2417841
Lazard Next Gen Technologies ETF	The NASDAQ Stock Market, LLC	33-2427267

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-285466

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the Lazard Emerging Markets Opportunities ETF, Lazard Equity Megatrends ETF, Lazard International Dynamic Equity ETF, Lazard Japanese Equity ETF and Lazard Next Gen Technologies ETF, each a series of Lazard Active ETF Trust (the “Trust” or “Registrant”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-285466; 811-24041) filed on March 31, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on January 15, 2025.

2.	The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000912), as filed with the Securities and Exchange Commission on March 10, 2025.

3.	The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on January 15, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 31st day of March, 2025.

LAZARD ACTIVE ETF TRUST

By:	/s/ Mark R. Anderson
Name:	Mark R. Anderson
Title:	Vice President and Secretary